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                                                          EXHIBIT 15







                                               November 16, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                              Re:  Unit Corporation
                                   Registration on Form S-8


We are aware that our reports dated May 5, 1995, August 7, 1995 and November 8, 1995 on our review of interim financial information of Unit Corporation for the periods ended March 31, 1995 and 1994, June 30, 1995 and 1994, and September 30, 1995 and 1994 and included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within meaning of the Sections 7 and 11 of that Act.





                              COOPERS & LYBRAND L.L.P.